UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2019

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts		02129
(Address of Principal Executive Offices)		(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

2019 Research and Development Agreement

On October 22, 2019, Ziopharm Oncology, Inc. (the “Company”) and The University of Texas M.D. Anderson Cancer Center (“MD Anderson”) entered into the 2019 Research and Development Agreement (the “2019 Agreement”) pursuant to which the parties agreed to collaborate with respect to the Company’s Sleeping Beauty immunotherapy program, which uses non-viral gene transfer to stably express and clinically evaluate neoantigen-specific T-cell receptors (“TCRs”) in T cells. Under the 2019 Agreement, the Company and MD Anderson will, among other things, collaborate on programs to expand the Company’s TCR library and conduct clinical trials. The activities under the 2019 Agreement will be directed by a joint steering committee comprised of two members from the Company and one member from MD Anderson.

Ziopharm will own all intellectual property developed under the 2019 Agreement and will retain all rights to intellectual property for oncology products manufactured using non-viral gene transfer technologies under the Agreement, including the Company’s Sleeping Beauty technology. Ziopharm has granted MD Anderson an exclusive license for such intellectual property outside the field of oncology and to develop and commercialize autologous TCR products manufactured using viral gene transfer technologies, and a non-exclusive license for allogeneic TCR products manufactured using viral-based technologies.

The Company has agreed, beginning on January 1, 2021, to reimburse MD Anderson up to a total of $20 million for development costs under the 2019 Agreement. In addition, the Company will pay MD Anderson royalties on net sales of its TCR products at rates in the low single digits. The Company is required to make performance-based payments upon the successful completion of clinical and regulatory benchmarks relating to its TCR products. The aggregate potential benchmark payments are $36.5 million, of which only $3.0 million will be due prior to the first marketing approval of the Company’s TCR products. The royalty rates and benchmark payments owed to MD Anderson may be reduced upon the occurrence of certain events. The Company also agreed that it will sell its TCR products to MD Anderson at preferential prices, and will sell its TCR products in Texas exclusively to MD Anderson for a limited period of time following the first commercial sale of the Company’s TCR products.

The 2019 Agreement will terminate on December 31, 2026 and either party may terminate the 2019 Agreement following written notice of a material breach. The 2019 Agreement also contains customary provisions related to indemnification obligations, confidentiality and other matters.

Warrant Issued in Connection with Execution of 2019 Agreement

In connection with the execution of the 2019 Agreement, on October 22, 2019, the Company issued MD Anderson a warrant to purchase 3,333,333 shares of the Company’s common stock (the “Warrant”). The Warrant has an initial exercise price of $0.001 per share, expires on December 31, 2026 and vests upon the occurrence of certain clinical milestones.

The Warrant and the shares of Company’s common stock to be issued upon exercise of the Warrant have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws.

Amendment to Existing Research and Development Agreement

Also in connection with the execution of the 2019 Agreement, on October 22, 2019, the Company and MD Anderson entered into the Fifth Amendment to Research and Development Agreement (the “Fifth Amendment”), which amended the Research and Development Agreement, dated August 17, 2015 between the parties (the “2015 Agreement”). The 2015 Agreement governed the research and development activities of the parties for the Company’s chimeric antigen receptor (CAR-T) program. The Fifth Amendment extended the term of the 2015 Agreement until December 31, 2026 and amended the terms of the 2015 Agreement to allow cash resources on hand at MD Anderson under the 2015 Agreement to now be used for development costs under the 2019 Agreement. The rights and obligations of Precigen, Inc. under the 2015 Agreement were previously assigned to the Company pursuant to the Fourth Amendment to Research and Development Agreement which was entered into on September 18, 2019 (the “Fourth Amendment”) with an effective date of October 5, 2018. The Fourth Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

The foregoing description of the material terms of the 2019 Agreement, the Warrant and the Fifth Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the 2019 Agreement, the Warrant and the Fifth Amendment, respectively, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 and is incorporated by reference herein. Portions of the 2019 Agreement may be subject to a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On October 28, 2019, the Company issued a press release announcing the execution of the 2019 Agreement.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Ziopharm Oncology, Inc. dated October 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: October 28, 2019		Name: Robert Hadfield
Title: General Counsel and Secretary